Exhibit 99.1

Cognex Authorizes New Stock Buyback Program

NATICK, Mass.--(BUSINESS WIRE)--March 12, 2020--Cognex Corporation (NASDAQ: CGNX) today announced that the company’s Board of Directors has authorized the purchase of up to $200 million of Cognex common stock in open market transactions or otherwise, subject to market conditions and other relevant factors. This new authorization will commence after Cognex completes an existing $200 million repurchase program authorized in October of 2018, of which approximately $90 million remains available under that prior program.

The Board also authorized Cognex to establish Rule 10b5-1 trading plans that allow the company to repurchase shares at times when it might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods.

The Cognex repurchase program is primarily intended to help reduce share dilution associated with the company’s equity-based incentive compensation plans, which the company believes are instrumental in its ability to recruit, motivate, and retain the highest caliber employees.

About Cognex

Cognex Corporation designs, develops, manufactures and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 2.3 million image-based products, representing over $7 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe and Asia. For details visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market conditions and trends, future financial performance, customer order rates and the timing of related revenue, expected areas of growth, emerging markets, future product mix, research and development activities, investments, strategic plans, expected benefits from acquisitions, dividends, stock repurchases, and tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) current and future conditions in the global economy, including the imposition of tariffs or export controls and the impact of the coronavirus outbreak; (2) the loss of, or curtailment of purchases by, a large customer; (3) the reliance on revenue from the consumer electronics or automotive industries; (4) the inability to penetrate the logistics industry and other new markets; (5) the inability to achieve significant international revenue; (6) fluctuations in foreign currency exchange rates and the use of derivative instruments; (7) information security breaches or business system disruptions; (8) the inability to attract and retain skilled employees; (9) the failure to effectively manage our growth; (10) the reliance upon key suppliers to manufacture and deliver critical components for our products; (11) the failure to effectively manage product transitions or accurately forecast customer demand; (12) the inability to design and manufacture high-quality products; (13) the technological obsolescence of current products and the inability to develop new products; (14) the failure to properly manage the distribution of products and services; (15) the inability to protect our proprietary technology and intellectual property; (16) our involvement in time-consuming and costly litigation; (17) the impact of competitive pressures; (18) the challenges in integrating and achieving expected results from acquired businesses, including the recent acquisition of Sualab; (19) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (20) exposure to additional tax liabilities; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Contacts

Susan Conway
Investor Relations
+1 508-650-3353
Susan.conway@cognex.com